Exhibit 23.1


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 7, 1996, included in this Form 10-K/A Amendment No. 3 into the company's previously filed Registration Statements on Form S-3 (File No. 33-60893) and Form S-8 (File No. 33-24847).



/s/  Arthur Andersen LLP
Arthur Andersen LLP
San Francisco, California
June 14, 1996